Exhibit 3.1

ARTICLES OF INCORPORATION
OF
SUNSHINE EQUITIES CORP.

The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

ARTICLE I

NAME

The name of this corporation is SUNSHINE EQUITIES CORP.

ARTICLE II

NATURE OF THE BUSINESS

This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and the State of Florida.

ARTICLE III

CAPITAL STOCK

The capital stock of this corporation shall consist of 500,000,000 shares of common stock having a par value of $.00001 per share. All of the said stock shall be issued only for cash or other property or for services at a just valuation as shall be determined by the Board of Directors.

ARTICLE IV

INITIAL CAPITAL

The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.

ARTICLE V

TERM OF EXISTENCE

This corporation shall have perpetual existence.

ARTICLE VI

INITIAL ADDRESS

The initial address of the principal place of business of this corporation in the State of Florida shall be 10709 SW 104th Street, Miami, Florida 33176. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

ARTICLE VII

DIRECTORS

The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.

ARTICLE VIII

INITIAL DIRECTORS

The names and addresses of the initial Board of Directors are as follows:

David Goldweitz	10709 SW 104th Street
Miami, FL 33176

ARTICLE IX

SUBSCRIBER

The name and address of the person signing these Articles of

Incorporation as subscriber is:

Eric P. Littman
Suite 202
1428 Brickell Avenue
Miami, FL 33131

ARTICLE X

VOTING FOR DIRECTORS

The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

ARTICLE XI

CONTRACTS

No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director, or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation’s expense, policies of insurance.

ARTICLE XIII

ELECTION

The corporation expressly elects not to be governed by the provisions of Sections 607.108 and 607.109, Florida Statutes.

ARTICLE XIV

AMENDMENT

Except as may be provided in the By-Laws of this corporation to the contrary, these Articles of Incorporation may be amended by the affirmative vote of a majority of the Board of Directors and by the affirmative vote of the holders of not less than two-thirds (2/3) of the then outstanding stock of the corporation.

ARTICLE XV

RESIDENT AGENT

The name and address of the initial resident agent of this corporation is:

Eric P. Littman
Suite 202
1428 Brickell Avenue
Miami, FL 33131

IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 20th day of June, 1988.

/s/ ERIC P. LITTMAN
Eric P. Littman, Subscriber

Subscribed and Sworn to this
20th day of June, 1988.
Before me:

_________________________
Notary Public

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

In pursuance of Chapter 48.091 of the Florida Statutes, the following is submitted:

SUNSHINE EQUITIES CORP. desiring to organize a corporation under the laws of the State of Florida with its principal place of business as stated in its Articles of Incorporation has named Eric P. Littman located at Suite 202, 1428 Brickell Avenue, Miami, FL 33131 as its agent upon whom process may be served within this state.

Having been named to accept service of process for the above-stated corporation, I hereby accept to act in this capacity and to comply with the provisions of the Act relative to keeping open said office.

/s/ ERIC P. LITTMAN
Eric P. Littman